UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2006, the Company’s subsidiary, Everest Global Technologies Group, LLC (“EGTG”), entered into a unit purchase agreement with Everest Connections Holdings, Inc. (“Buyer”), an acquisition subsidiary of Seaport Capital Partners III, L.P., under which EGTG has agreed to sell certain subsidiaries to Buyer. The entities being sold (collectively, “Everest”) conduct a cable, broadband internet, and telephony business in the Kansas City metropolitan area. The Company owns over 97% of the membership interests of EGTG and has guaranteed the obligations of EGTG under the unit purchase agreement.

The unit purchase agreement provides for the payment in cash of a base purchase price of $85.7 million, subject to a working capital adjustment. Proceeds to Aquila will be reduced by the interests of minority owners, the payment of EGTG debt, and other retained liabilities. The agreement contains various provisions customary for transactions of this size and type, including representations, warranties, and covenants with respect to the business that are subject to customary limitations. Completion of the sale transaction depends on several conditions being satisfied by September 3, 2006, including: (i) the non-occurrence of a material adverse event, as described in the unit purchase agreement; (ii) the consent of certain municipalities where Everest operates; (iii) the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended; (iv) the approval of the Federal Communications Commission; (v) the receipt of third-party acquisition financing by Buyer; and (vi) the other closing conditions set forth in the unit purchase agreement.

This description of the unit purchase agreement and the transaction contemplated thereby does not purport to be complete, and is qualified by reference to the unit purchase agreement, a copy of which is filed as an exhibit to this Form 8-K. The unit purchase agreement contains representations and warranties of the parties made to (and solely for the benefit of) each other, and the assertions embodied in those representations and warranties are qualified by information in confidential schedules that the parties have exchanged with each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, because they were made as of the date of the agreement and are modified in important part by the confidential disclosure schedules.

A copy of the press release relating to this transaction is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Unit Purchase Agreement by and between Everest Global Technologies Group, LLC and Everest Connections Holdings, Inc.

99.1	Press release dated March 3, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By: /s/ Rick J. Dobson

Rick J. Dobson

Senior Vice President and Chief Financial Officer

Date: March 6, 2006